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OPTION TO PURCHASE AND ROYALTY AGREEMENT

THIS AGREEMENT made as of the 1st day of June, 2002.

BETWEEN:

CANDENTE RESOURCE CORP., a company duly incorporated under the laws of the Province of British Columbia, having an office at 200 – 905 West Pender Street, Vancouver, British Columbia  V6C 1L6

(hereinafter called “Candente”)

OF THE FIRST PART

AND:

MINERA HECLA DEL PERÚ S.A., Los Cipreses 247, San Isidro, Lima 27, Perú

(hereinafter called “Hecla”)

OF THE SECOND PART

WHEREAS:

A.

Hecla is the registered and beneficial owner of the Alto Dorado Property situated in Peru, which concessions are more particularly described in Schedule “A” attached hereto and forming part hereof (hereinafter together with any form of successor or substitute mineral tenure called the “Claims”);

B.

The parties now wish to enter into an agreement granting to Candente the exclusive right and option to acquire all of Hecla’s right, title and interest in and to the Claims on the terms and conditions as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and the mutual promises, covenants and agreements herein contained, the parties hereto agree as follows:

1.

INTERPRETATION

1.1

In this Agreement:

(a)

“Approval Date” means the fifth (5th) business day following issue of acceptance by the TSX Venture Exchange of this Agreement;

(b)

“Claims” means those mineral concessions set out in Schedule “A” of this Agreement;

(c)

“Dollars ($)” means legal currency of the United States of America;

(d)

“Effective Date” means June 1, 2002;

(a)

“Exchange” means the TSX Venture Exchange;

(f)

“Mineral Products” means the products derived from operating the Claims as a mine;

(g)

“NSR Royalty” means a net smelter returns royalty to be paid by Candente pursuant to Section 9, all as further set out in Schedule “B”;

(b)

“Net Smelter Returns” has the meaning set out in Schedule “B”;

(c)

“Option” means the option granted by Hecla to Candente pursuant to Subsection 3.1;

(i)

“Shares” means the 100,000 (One Hundred Thousand) common shares without par value in the capital stock of Candente to be allotted and issued to Hecla pursuant to Subsection 3.1;

(j)

“Stock Issuance Agreement” means the agreement which will be substantially in the form attached as Schedule “C”.

2.

REPRESENTATIONS AND WARRANTIES

2.1

Each party represents and warrants to the other party hereto that:

(a)

it is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

(b)

it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which it is a party; and

(d)

the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

2.2

Hecla represents and warrants to Candente that:

(a)

the Claims have been duly and validly staked and recorded, are accurately described in Schedule “A”, are presently in good standing under the laws of the jurisdiction in which they are located and, except as set forth herein, are free and clear of all liens, charges and encumbrances;

(b)

Subject to certain rights of the Peruvian government under Peruvian law, Hecla is the sole beneficial owner of a 100% interest in and to the Claims and has the exclusive right to enter into this Agreement and all necessary authority to dispose of an undivided 100% interest in and to the Claims in accordance with the terms of this Agreement;

(c)

Hecla is the registered owner of the Claims;

(d)

other than obligations to public authorities under Peruvian law, no person, firm or corporation has any proprietary or possessory interest in the Claims other than the Hecla and no person is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any other such products removed from the Claims;

(e)

there are no actions, suits, investigations or proceedings before any court, arbitrator, administrative agency or other tribunal or governmental authority, whether current, pending or threatened, which directly or indirectly relate to or affect the Claims or the interests of Hecla therein nor is Hecla aware of any acts which would lead it to suspect that the same might be initiated or threatened;

(f)

there are no outstanding agreements or options to purchase or otherwise acquire the Claims or any portion thereof or any interest therein; and

(g)

to the best of the knowledge, information and belief of Hecla, there are no obligations or commitments for reclamation, closure or other environmental corrective, clean-up or remediation action directly or indirectly relating to the Claims.

2.3

The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and will survive the acquisition of any interest in the Claims by Candente and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other party and contained in this Agreement.

3.

OPTION

3.1

Hecla hereby gives and grants to Candente the sole and exclusive right and option to acquire an undivided 100% of the right, title and interest of Hecla in and to the Claims, subject to Hecla receiving the NSR Royalty and subject to payments required under Peruvian law to public authorities, in accordance with the terms of this Agreement for and in consideration of the following:

(a)

payment by Candente to Hecla of US$10,000 (2001 vigencia payment ) within ten (10) days of the date  this Agreement is signed by both parties and payment to the Peruvian government of the annual vigencia payment as required by Peruvian law so long as this Agreement is in effect. Such vigencia payments are non-refundable if Candente terminates this Agreement or does not exercise the Option.

(b)

the issuance to Hecla and the delivery of certificates for a total of 100,000 Shares as follows:

(i)

25,000 Shares on or before the Approval Date;

(ii)

25,000 Shares on or before the first anniversary of this Agreement;

(iii)

25,000 Shares on or before  the second anniversary of this Agreement; and

(iv)

25,000 Shares on or before Closing.

3.2

Each issuance of Shares hereunder will be subject to: 1) the Stock Issuance Agreement; 2) the applicable hold periods imposed under the laws of the Province of British Columbia; and, 3) the policies of the Exchange at the time of issuance. Candente will deliver an executed Stock Issuance Agreement with each share certificate at the time of each Share issuance.

3.3

If at any time during the currency of this Agreement there shall be an alteration in the capital stock of Candente, other than an increase in the authorized or issued capital, then the number of Shares to be issued to Hecla pursuant to Subsection 3.1 shall be adjusted to reflect any such alteration in the capital stock of Candente as specified in Schedule C attached hereto.

3.4

Candente, in its sole discretion, will take all such actions and do all such things as are necessary to obtain the notices and permits referred to in Subparagraph 7.1(g) and to effect the transfer of the title to the Claims to Candente, the costs of which will be paid by Candente. Hecla, if requested by Candente, will execute such documents and do such acts as Candente may reasonably request in order to carry out the intent of this Subsection.

4.

RIGHT OF ENTRY

4.1

During the currency of this Agreement, Candente, its employees, agents and independent contractors, will have the sole and exclusive right to:

(a)

enter upon the Claims;

(b)

have exclusive and quiet possession thereof;

(c)

do such prospecting, exploration, development or other mining work thereon and thereunder as Candente in its sole discretion may consider advisable; and

(d)

bring and erect upon the Claims such facilities as Candente may consider advisable.

4.2

Hecla and its authorized agents may enter upon the Claims at any time to inspect the Claims and activities conducted by Candente therein.

5.

TERMINATION

5.1

Unless otherwise agreed to in writing by the parties hereto, this Agreement will terminate:

(a)

On October 31, 2002, if the approval of the Exchange has not been obtained by that date;

(b)

Thirty (30) days after the Approval Date, unless on or before that date, Candente has allotted, issued and delivered to Hecla certificates representing 25,000 Shares registered in the name of Hecla and a Stock Issuance Agreement;

(c)

On December 1, 2002, if the application process for exploration permits has not been commenced with the appropriate Peruvian authorities for which approval is required for exploration activities;

(d)

On June 30, 2003, unless Candente has allotted, issued, and delivered to Hecla certificates representing a further 25,000 Shares registered in the name of Hecla and a Stock Issuance Agreement;

(e)

On June 30, 2004, unless Candente has allotted, issued, and delivered to Hecla certificates representing a further 25,000 Shares registered in the name of Hecla and a Stock Issuance Agreement; and

(f)

On the Closing Date, unless Candente has allotted, issued, and delivered to Hecla certificates representing a further 25,000 Shares registered in the name of Hecla and a Stock Issuance Agreement.

6.

COVENANTS OF HECLA

6.1

During the currency of this Agreement, Hecla will:

(a)

not do any act or thing which would or might in any way adversely affect the rights of Candente hereunder to earn an undivided 100% interest in the Claims;

(a)

make available to Candente and its representatives all records and files in the possession of Hecla relating to the Claims and permit Candente and its representatives at its own expense to take abstracts therefrom and make copies thereof;

(b)

promptly provide Candente with any and all notices and correspondence received by Hecla from government agencies in respect of the Claims; and

(d)

provide such signatures or execute and deliver such documents as Candente may reasonably require to effect the transfer of title to the Claims from Hecla to Candente.

7.

COVENANTS OF CANDENTE

7.1

During the currency of this Agreement, Candente will:

(a)

keep the Claims free and clear of all liens, charges and encumbrances arising from its operations hereunder and in good standing by the doing and filing of all necessary work and by the doing of all other acts and things and making all other payments which may be necessary in that regard including annual vigencia payments due to the government of Peru.  Such annual payment shall be made to the Peruvian government on or before June 1 and Candente will provide Hecla with a copy of all documentation evidencing payment.  If Candente fails to make such annual vigencia payments by June 1 of each year this Agreement is in effect, then Hecla shall, in its sole discretion, be entitled to make such payments on behalf of Candente and Candente shall reimburse Hecla within thirty (30) days of invoice to Candente;

(b)

permit Hecla, or its representatives duly authorized by it in writing, at their own risk and expense, access to the Claims at all reasonable times and to all records prepared by Candente in connection with work done on or with respect to the Claims;

(c)

conduct all work on or with respect to the Claims in a careful and minerlike manner and in compliance with all applicable Federal, Provincial and Peruvian laws, rules, orders and regulations, including but not limited to reclamation work required by Peruvian law for Candente’s activities on the Claims;

(d)

indemnify and save Hecla harmless from any and all claims, suits, actions made or brought against it as a result of: 1) work done by Candente on or with respect to the Claims; 2) Candente’s breach of this Agreement; and, 3) Candente’s negligent acts or omissions, reckless or willful misconduct;

(e)

obtain and maintain, or cause any contractor engaged hereunder to obtain and maintain, during any period in which active work is carried out hereunder, adequate insurance;

(f)

make all filings and disclosures as required and within the time periods specified under all applicable securities legislation with respect to the allotment and issuance of the Shares pursuant to Subsection 3.1 of this Agreement; and

(g)

proceed with its best efforts to obtain the necessary permits and approvals, including the initial Exploration Permits and Approval of the Environmental Impact Study both from the Direction of Environmental Matters of the Ministry of Energy and Mines (Direccion de Asuntos del Ministerio de Energia y Minas) as well as the National Institute of Natural Resources (Instituto Nacional de Recursos Naturales – INRENA, and as otherwise required by law.

8.

CLOSING, CONDITIONS OF CLOSING AND EXERCISE OF OPTION

8.1

Closing of all transactions contemplated hereunder shall occur at 10:00 AM Pacific time on or before July 1, 2005 (the “Closing Date”), at the offices of Minera Hecla del Peru, S.A., 6500 Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-8788.  Unless agreed to otherwise by the parties and subject to earlier termination in Subsection 5.1, if all transactions contemplated hereunder are not completed by July 1, 2005, then this Agreement shall be null and void except the obligations of Candente pursuant to Subsection 7.1.

8.2

Closing of the transactions contemplated herein is subject to the following conditions:

(a)

The obligation of Hecla to complete the transactions contemplated herein will be subject to Candente satisfying the following conditions at or prior to Closing:  1) delivery of the Shares on the dates and in the amounts required in Subsection 3.1; 2) payment of the amounts required in Subsection 3.1; 3) execution and delivery by Candente or its subsidiary of all such agreements, transfer and registration documents and all other documentation as may reasonably be required to register the transfer of the Claims to Candente and to create and register the NSR Royalty as a charge against the Claims;

and,

(b)

The obligation of Candente to complete the transactions contemplated herein will be subject to Hecla satisfying the following conditions at or prior to Closing:  1) execution and delivery by Hecla of all such agreements, transfer and registration documents and all other documentation as may reasonably be required to register the transfer of the Claims to Candente and to create and register the NSR Royalty as a charge against the Claims.

8.3

Once Candente has made the initial payment of US$10,000 and the annual payments as set out in Subparagraph 3.1(a), allotted and issued the 100,000 Shares, delivered share certificates and Stock Issuance Agreements therefor to Hecla as set out in Subparagraph 3.1(b), and executed the documents required in Subparagraphs 8.2(a) and 8.2(b), Candente will be deemed to have exercised the Option and to have earned an undivided 100% interest in and to the Claims and in all rights of Hecla with respect thereto, subject only to payment of the NSR Royalty.

9.

NSR ROYALTY

9.1

Candente will pay to Hecla an annual royalty equal to two and one-half percent (2.5%) of Net Smelter Returns, subject to Subsection 9.4.

a.1

After the exercise of the Option, payment of the NSR Royalty will be made quarterly within thirty (30) days after the end of each yearly quarter based upon a year commencing on the 1st day of May and expiring on the 30th day of April in any year in which production occurs. Within sixty (60) days after the end of each year for which the NSR Royalty is payable, the records relating to the calculation of Net Smelter Returns for such year will be audited by Candente and any adjustments in the payment of the NSR Royalty will be made forthwith after completion of the audit. All payments of the NSR Royalty for a year will be deemed final and in full satisfaction of all obligations of Candente in respect thereof if such payments or calculations thereof are not disputed by Hecla within sixty (60) days after receipt by Hecla of the said audit statement. Candente will maintain accurate records relevant to the determination of Net Smelter Returns and Hecla, or its authorized agent, shall be permitted the right to examine such records at all reasonable times.

a.2

The determination of Net Smelter Returns Royalty hereunder is based on the premise that production will be developed solely on the Claims except that Candente will have the right to commingle ore mined from the Claims with ore mined and produced from other properties provided Candente will adopt and employ reasonable practices and procedures for weighing, sampling and assaying, in order to determine the amounts of products derived from, or attributable to ore mined and produced from the Claims. Candente will maintain accurate records of the results of such sampling, weighing and analysis with respect to any ore mined and produced from the Claims. Hecla or its authorized agent will be permitted the right to examine at all reasonable times such records pertaining to commingling of ore or to the calculation of Net Smelter Returns.

9.4

Candente shall have the right at any time to purchase one and one-half of the two and one-half royalty percentage points, and thus reduce the NSR Royalty from 2.5% to 1.0%, by paying to Hecla the sum of $1,500,000.

9.5

If Candente sells, assigns, options or otherwise disposes of any interest in the Claims or in this Agreement to another party and receives consideration for such disposition, 25% of any cash payment or shares of any company after deducting annual vigencia payments (the “Consideration”) received by Candente for such disposition shall be for the account of Hecla within the first year after the Effective Date of this agreement, 20% in the second year, 15% in the third year and 10% in the fourth year.  Candente shall deliver Hecla’s share of the Consideration to Hecla within fifteen (15) days of Candente receiving the Consideration. The cash equivalent value of the Consideration paid by Candente to Hecla pursuant to this Subsection 9.5 shall be applied to and deemed to be part of the $1,500,000 payment referred to in Subsection 9.4.

10.

TRANSFER OF TITLE

10.1

On Closing, Candente will deliver to Hecla and Hecla will deliver to Candente signed copes of all documents required in order to  transfer all of Hecla’s right, title and interest to the Claims to Candente and reserve to Hecla the Net Smelter Returns Royalty set forth in Subsection 9.1, which Candente will be entitled to  file with the Peruvian Ministry of Energy and Mines.  Hecla will also provide Candente’s Peruvian counsel with all signatures required to execute such transfer.

11.

REGISTRATION OF AGREEMENT

11.1

Notwithstanding Subsection 10.1 of this Agreement, either Hecla or Candente will have the right at any time to register this Agreement or a Memorandum thereof against title to the Claims.

12.

AREA OF MUTUAL INTEREST

12.1

An area of mutual interest located within three (3) kilometres of the existing exterior boundaries of the Claims is hereby established, (which area is hereinafter called the “AMI”). By signing this Agreement, Candente and Hecla hereby covenant and agree each with the other that any property interest or mineral rights which may be acquired by either of them located wholly or partially within the AMI shall become a part of the Claims and be subject to this Agreement. If either Candente or Hecla acquires an interest as aforesaid, it shall notify the other in writing of the extent of the interest acquired. The notified party shall have thirty (30) days following receipt by it of the foregoing notification to elect in writing to have the property or mineral interest included within the terms of this Agreement. If the notified party does not so elect in writing within the thirty (30) day period, the acquiring party shall be entitled to acquire the mineral or property interest for its own account and such interest will not be part of the Claims and will not be subject to the terms of this Agreement.

13.

OBLIGATIONS OF CANDENTE AFTER TERMINATION

13.1

In the event of the termination of the Option, Candente will:

(a)

leave the Claims in good standing for a minimum of six (6) months under all applicable legislation, free and clear of all liens, charges and encumbrances arising from this Agreement or their operations hereunder and in a safe and orderly condition;

(a)

deliver to Hecla within sixty (60) days of its written request a comprehensive report on all work carried out by Candente on the Claims (limited to factual matter only) together with copies of all maps, drill logs, assay results and other technical data compiled by Candente with respect to the Claims; and

(b)

have the right, and obligation on demand made by Hecla to remove from the Claims within six (6) months of the effective date of termination all facilities erected, installed or brought upon the Claims by or at the instance of Candente provided that at the option of Hecla, any or all of facilities not so removed will become the property of Hecla; and

14.

DISPOSITION OF CLAIMS

14.1

Candente may at any time sell, transfer or otherwise dispose of all or any portion of its interest in and to the Claims or this Agreement provided that any purchaser, grantee or transferee of any such interest will have first delivered to Hecla its agreement related to this Agreement and to the Claims, containing:

(a)

a covenant with Hecla by such transferee to perform all the obligations of Candente to be performed under this Agreement, including but not limited to payment of the NSR Royalty, in respect of the interest to be acquired by it from Candente, and

(b)

a provision subjecting any further sale, transfer or other disposition of such interest in the Claims or this Agreement or any portion thereof to the restrictions contained in this Subsection 14.1 and the NSR Royalty in Section 9.

14.2

Subparagraphs 7.1(c) and 7.1(d) shall survive termination.

14.3

The provisions of Subsection 14.1 of this Agreement will not prevent either party from entering into an amalgamation or corporate reorganization which will have the effect in law of the amalgamated or surviving company possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor company.

15.

ABANDONMENT OF PROPERTY

15.l

Candente shall have the unfettered right at any time to abandon all or any part of its interest in the Claims by delivering a notice in writing of their intention to do so to Hecla, such notice to list the part or parts of the Claims to be abandoned, and if within thirty (30) days of receipt of such notice Hecla delivers to Candente a notice (“Reacquisition Notice”) stating its intention to reacquire all or part or parts of the Claims, Candente will deliver to Hecla duly executed recordable transfers of its interest in such part or parts of the Claims as Hecla has set forth in the Reacquisition Notice, such part or parts to be in good standing for at least sixty (60) days beyond the date of delivery of such transfers and to be free and clear of all liens, charges, and encumbrances arising from the operations of Candente or its agents or subcontractors hereunder.

16.

CONFIDENTIAL NATURE OF INFORMATION

16.1

The parties agree that all information obtained from the work carried out hereunder and under the operation of this Agreement will be the exclusive property of the parties and will not be used other than for the activities contemplated hereunder except as required by law or by the rules and regulations of any regulatory authority having jurisdiction, or with the written consent of both parties, such consent not to be unreasonably withheld.  Notwithstanding the foregoing, it is understood and agreed that a party will not be liable to the other party for the fraudulent or negligent disclosure of information by any of its employees, servants or agents, provided that such party has taken reasonable steps to ensure the preservation of the confidential nature of such information.

17.

FURTHER ASSURANCES

17.1

The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

18.

NOTICE

18.1

Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery or the same or by mailing the same by prepaid registered or certified mail in each case addressed as follows:

(a)

if to Candente

200 – 905 West Pender Street

Vancouver, B.C.  V6C 1L6

Attention:  Joanne C. Freeze

(b)

if to Minera Hecla del Perú S.A.

6500 Mineral Drive, Suite 200

Coeur d’Alene, Idaho  83815-8788 USA

Attention:  Lands Administrator

with a copy to:

Hecla Mining Company

6500 Mineral Drive, Suite 200

Coeur d’Alene, Idaho  83815-8788 USA

Attention:  Vice President-Operations

18.2

Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the tenth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received.

18.3

Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purpose of giving notice hereunder.

19.

HEADINGS

19.1

The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

20.

DEFAULT

20.1

If any party (a “Defaulting Party”) is in default of any requirement herein set forth, the party affected by such default will give written notice to the Defaulting Party specifying the default and the Defaulting Party will not lose any rights under this Agreement, if within thirty (30) days after the giving of notice of default by the affected party the Defaulting Party has cured the default by the appropriate performance and if the Defaulting Party fails within such period to cure any such default, the affected party will be entitled to seek any remedy it may have on account of such default.

21.

PAYMENT

21.1

All references to monies hereunder will be in US funds except where otherwise designated.  All payments to be made to any party hereunder will be mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks as such party may designate from time to time by written notice.  Said bank or banks will be deemed the agent of the designating party for the purpose of receiving, collecting and receiving such payment.

22.

ENUREMENT

22.1

Subject to Section 14, this Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

23.

TERMS

23.1

The terms and provisions of this Agreement shall be interpreted in accordance with the laws of the State of Delaware, U.S.A.; provided however, that the rights, title and interest to the Claims shall be governed by Peruvian law.

24.

FORCE MAJEURE

24.1

No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority, the inability to obtain Exploration Permits or Ministry Approvals or non-availability of materials or transportation (each an “Intervening Event”).

24.2

All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event described in Subsection 24.1.

24.3

A party relying on the provisions of Subsection 24.1 will take all reasonable steps to eliminate an Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

25.

ENTIRE AGREEMENT

25.1

This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

26.

OPTION ONLY

26.1

This Agreement provides for an option only, and except for the cash payment of $10,000 set out in Subparagraph 3.1(a)(i) hereof and the issuance of the initial 25,000 Shares set out in Subparagraph 3.1(b)(i) (both of which are firm commitments), nothing herein contained shall be construed as obligating Candente to do any acts or make any payment hereunder and any act(s) payment(s) as shall be made hereunder shall not be construed as obligating Candente to do any further act or make any further payment.

27.

TIME OF ESSENCE

27.1

Time will be of the essence in this Agreement.

28.

ENFORCEMENT OF AGREEMENT

28.1

The covenants, promises, terms and conditions contained herein will be binding upon the parties jointly and severally and may be enforced by each as against each other inter se.

29.

CONDITION PRECEDENT

29.1

The obligations of Candente under this Agreement are first subject to the acceptance for filing of this Agreement by the Exchange.

30.

NO MERGER

30.1

All representations, warranties, covenants and indemnities set forth in this Agreement shall survive Closing and shall not merge into any deed(s) or other documents.

31.

ATTORNEYS’ FEES

31.1

The prevailing party in any dispute shall be entitled to an award of its reasonable attorneys’ fees.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

CANDENTE RESOURCE CORP.

Per:

Authorized Signatory

MINERA HECLA DEL PERÚ S.A.

Per:

Authorized Signatory

Option to Purchase and Royalty Agreement

Minera Hecla Peru and Candente Resource

Page # of 1

This is SCHEDULE “A” to an Agreement made as of the 1st day of June 2002 between Candente Resource Corp. and Hecla

SCHEDULE “A”

PROPERTY DESCRIPTION

NAME	CODE NUMBER	APPLICATION DATE	RESOLUTION NUMBER	GRANTED	HECTARES
Ana de Chuco	01-03547-97	29/09/97	0589-98-RPM	27/02/98	1000
Ana de Chuco 3	01-00067-00	11/01/00	1550-2000 RPM	02/06/00	400
Luis	01-03890-97	06/11/97	0487-98-RPM	23/02/98	100
Carlos II	01-03544-97	29/09/97	2824-97-RPM	30/12/97	1000

Schedule A to

Option to Purchase & Royalty Agreement

Minera Hecla Peru & Candente Resource

Page # of 1

- # -

This is SCHEDULE “B” to an Agreement made as of the 1st day of June 2002 between Candente Resource Corp. and Hecla

SCHEDULE “B”

NET SMELTER RETURNS

PRODUCTION ROYALTIES

Upon commencing production of valuable minerals from the Claims, Candente shall pay Hecla a royalty on production equal to two and one-half percent (2.5%) of net smelter returns.  The term “net smelter returns” shall mean the gross value of ores or concentrates shipped to a smelter or other processor (as reported on the smelter settlement sheet) less the following expenses actually incurred and borne by Candente:

a)

Sales, use, gross receipts, severance, and other taxes, if any, payable with respect to severance, production, removal, sale or disposition of the minerals from the Claims, but excluding any taxes on net income;

b)

Charges and costs, if any, for transportation from the mine or mill to places where the minerals are smelted, refined, and/or sold; and

c)

Charges, costs (including assaying and sampling costs specifically related to smelting and/or refining), and all penalties, if any, for smelting and/or refining.

In the event smelting or refining are carried out in facilities owned or controlled, in whole or in part, by Candente, charges, costs and penalties for such operations shall mean the amount Candente would have incurred if such operations were carried out at facilities not owned or controlled by Candente then offering comparable services for comparable products on prevailing terms.

Schedule B to

Option to Purchase & Royalty Agreement

Minera Hecla Peru & Candente Resource

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This is SCHEDULE “C” to an Agreement made as of the 1st day of June 2002 between Candente Resource Corp. and Hecla

SCHEDULE “C”

STOCK ISSUANCE AGREEMENT

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE , 2002.

WITHOUT THE PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL , 2002.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF APPLICABLE, (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE ISSUER AN OPINION OF COUNSEL.

Date of Issuance: , 2002

Stock Certificate Number:

_________

CANDENTE RESOURCE CORP.
200 – 905 West Pender Street
Vancouver, B.C. V6C 1L6
Telephone: (604) 689-1957     Fax: (604) 685-1946

Schedule C to

Option to Purchase & Royalty Agreement

Minera Hecla Peru & Candente Resource

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AGREEMENT TO ISSUE ___________

SHARES OF COMMON STOCK

FOR VALUE RECEIVED, Candente Resource Corp., a British Columbia corporation (the “Company”), hereby issues to Minera Hecla del Peru, S.A., (the “Registered Holder”) ________shares of Company’s common stock (“Common Stock”) subject to the provisions of the Option to Purchase and Royalty Agreement dated June 1, 2002 between the Company and the Registered Holder and further subject to the following provisions:

Section 1.

Exercise of Certificates for Common Stock.

1A.

Issuance Procedure.

(i)

The Certificates for Common Stock shall be deemed to have been issued at the time when the Company has received a complete Stock Issuance Agreement (“Issuance Date.”)

(ii)

Certificates of Common Stock shall be delivered by the Company to the Registered Holder within five (5) business days after the Issuance Date.

(iii)

The shares of Common Stock shall be deemed to have been issued to the Registered Holder at the Issuance Date, and the Registered Holder shall be deemed for all purposes to have become the record holder of such Common Stock at the Issuance Date.

(iv)

The issuance of certificates for the Common Stock shall be made without charge to the Registered Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with issuance of Common Stock.  Each share of Common Stock shall, when issued, be duly and validly issued and free from all taxes, liens and charges.

(v)

The Company shall assist and cooperate with the Registered Holder, if required, to make any governmental filings or obtain any governmental approvals prior to or in connection with the issuance of any Common Stock (including, without limitation, making any filings required to be made by the Company) including prompt notice and application to list any Common Shares on the TSX Venture Exchange.  Provided that the Company is a Qualifying Issuer at the time of issuance, any Common Stock issued is freely tradeable in Canada after four (4) months from the Issuance Date.  Until the expiry of such four (4) month period, all certificates of Common Stock issued to Registered Holder shall bear the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE , 2002.

WITHOUT THE PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL , 2002.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF APPLICABLE, (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE ISSUER AN OPINION OF COUNSEL.

(vi)

The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which securities of the Company or their equivalents may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon such issuance). The Company confirms that it is a Qualifying Issuer at the date hereof and that it will make all reasonable efforts and take all such reasonable steps as may be necessary to maintain its status as a Qualifying Issuer throughout the period during which Common Stock may be issued hereunder.

Section 2.

Adjustment of Number of Shares of Common Stock.  In order to prevent dilution of the rights granted under this Stock Issuance Agreement, the number of shares of Common Stock obtainable upon exercise of this Certificate shall be subject to adjustment from time to time as provided in this Section 2.

2A.

Subdivision or Combination of Common Stock.  If the Company at any time subdivides (by any split, dividend, recapitalization or otherwise) its outstanding Common Stock into a greater number of shares, the number of shares of Common Stock obtainable under this Agreement shall be proportionately increased.  If the Company at any time combines (by reverse split or otherwise) its Common Stock into a smaller number of shares, the number of shares of Common Stock obtainable upon this Agreement shall be proportionately decreased.

2B.

Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for the Common Stock is referred to herein as an “Organic Change”.  Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holder) to insure that the Registered Holder of the Common Stock shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the number of shares of Common Stock immediately theretofore acquirable and receivable, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable that Registered Holders had such Organic Change not taken place.  In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holder with respect to such holder’s rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to the Common Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment in the number of shares of Common Stock acquirable and receivable from Company immediately prior to such consolidation, merger or sale).  The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holder), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

2C.

Certain Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company’s management shall make an appropriate adjustment in the number of shares of Common Stock obtainable so as to protect the rights of the Registered Holder.

2D.

Notices.

(i)

Immediately upon any adjustment of the number of shares of Common Stock, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii)

The Company shall give written notice to the Registered Holder at least ten (10) days prior to the date on which the Company intends to (A) make any pro rata subscription offer to holders of Common Stock or (B) consummate any Organic Change, dissolution or liquidation.

Section 3.

Liquidation Rights.  If the event described in such notice is the liquidation of the Company, whether or not the Registered Holder responds to such notice, the Company shall pay to the Registered Holder the payment or payments in cash (U.S. Dollars) that would have been made to such Registered Holder in Common Stock had the Common Stock been issued in full immediately prior to the liquidation.

Section 4.

Voting Rights.  The Registered Holder shall have all the voting rights or other rights as any other holder of Common Stock in the Company.

Section 5.

Certificate Exchangeable for Different Denominations.  Any stock certificate issued hereunder is exchangeable by the Registered Holder, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Certificates of like tenor representing in the aggregate the total number of shares of Common Stock by the Registered Holder at the time of such surrender.  The date the Company initially issues this Certificate shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the rights formerly represented by a Certificate shall be issued.  All Certificates representing portions of the rights hereunder are referred to herein as the “Certificates.”

Section 6.

Replacement.  Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 7.

Notices.  Except as otherwise expressly provided herein, all notices referred to in this Agreement shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered or deposited in the mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder, at such holder’s address as it appears in the records of the Company (unless otherwise indicated by any such holder).

Section 8.

Amendment and Waiver.  Except as otherwise provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder.

Section 9.

Descriptive Headings; Governing Law.  The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  The laws of the Province of British Columbia shall govern all issues concerning the relative rights of the Company and its members and interpretation of this Agreement. This warrant and all rights pertaining hereto may not be transferred by the registered holder without the consent of the TSX Venture Exchange.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers and to be dated the Date of Issuance hereof.

CANDENTE RESOURCE CORP.

By:

Name:

Title:

Schedule C to

Option to Purchase & Royalty Agreement

Minera Hecla Peru & Candente Resource

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